SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

ASSOCIATED ESTATES REALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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ASSOCIATED ESTATES REALTY CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

      The 2004 annual meeting of shareholders of Associated Estates Realty Corporation will be held at The Forum, One Cleveland Center, 1375 E. Ninth St., Cleveland, Ohio 44114, on Wednesday, May 5, 2004, at 10:00 a.m., local time, for the following purposes:

1.	To elect seven directors, each to hold office for a one-year term and until his successor has been duly elected and qualified; and

2.	To transact all other business that properly comes before the meeting.

      Only shareholders of record at the close of business on March 19, 2004, will be entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope. The principal address of Associated Estates Realty Corporation is 5025 Swetland Court, Richmond Heights, Ohio 44143.

By order of the Board of Directors,

Martin A. Fishman
Secretary

Dated: March 26, 2004

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD.

ASSOCIATED ESTATES REALTY CORPORATION

5025 Swetland Court
Richmond Heights, Ohio 44143

PROXY STATEMENT

      Our Board of Directors is sending you this proxy statement to ask for your vote as a shareholder of Associated Estates Realty Corporation on certain matters to be voted on at the upcoming annual meeting of shareholders, which will be held at The Forum, One Cleveland Center, 1375 E. Ninth St., Cleveland, Ohio 44114, on Wednesday, May 5, 2004, at 10:00 a.m., local time. We are mailing this proxy statement and the accompanying notice and proxy, along with our Annual Report to Shareholders, on or about March 26, 2004.

ABOUT THE MEETING

What Is the Purpose of the Annual Meeting?

      At the Company’s annual meeting, shareholders will act upon matters outlined in the accompanying notice of meeting, including the election of seven directors. We are not aware of any other matter that will be presented for your vote at the meeting.

Who Is Entitled to Vote?

      Only shareholders of record at the close of business on the record date, March 19, 2004, are entitled to receive notice of and to vote the common shares that they held on the record date at the meeting, or any postponement or adjournment of the meeting. Each outstanding common share entitles its holder to cast one vote on each matter to be voted on. As of the record date, the Company had outstanding 19,582,346 common shares.

Who Can Attend the Meeting?

      Only shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), your name does not appear in the Company’s records, and you will need to bring a copy of your brokerage statement reflecting your ownership of common shares as of the record date.

When and Where Is the Meeting?

      The meeting will be held at The Forum, One Cleveland Center, 1375 E. Ninth St., Cleveland, Ohio 44114, on Wednesday, May 5, 2004, at 10:00 a.m., local time. Parking is available at One Cleveland Center. You can enter the parking garage from both St. Clair Ave. and Rockwell Ave. There will be a fee of approximately $9.00 charged for parking in that garage. If that garage is full, there are other parking facilities within walking distance of One Cleveland Center.

What Constitutes a Quorum?

      The presence at the annual meeting, either in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will represent a quorum, permitting the conduct of business at the meeting. Proxies received by the Company but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of establishing a quorum. Abstentions and broker non-votes will not count for or against any nominee for director.

What Vote Is Required for the Election of Directors?

      Assuming a quorum is represented, the seven director nominees who receive the greatest number of affirmative votes will be elected directors.

How Do I Vote?

      If you sign, date and return the enclosed proxy card, the common shares represented by your proxy will be voted as you specify in the proxy. If you return a signed and dated proxy, but do not make any such specification, the common shares represented by your proxy will be voted to elect the directors set forth under the caption “ELECTION OF DIRECTORS.”

      You may revoke or change your vote at any time before your proxy has been exercised by filing a written notice of revocation or a duly executed proxy bearing a later date with the Company at the Company’s principal address indicated on the attached Notice of Annual Meeting, or by giving notice of revocation to the Company in open meeting. However, your presence at the annual meeting alone will not be sufficient to revoke your previously granted proxy.

How Will the Proxy Solicitation Be Conducted?

      This solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation of your proxy will be borne by the Company. In addition to solicitation of proxies by mail and electronically, officers and regular employees of the Company may solicit proxies in person, by telephone or facsimile. These officers and employees will not receive any additional compensation for their participation in the solicitation.

PROPOSAL ONE: ELECTION OF DIRECTORS

      At the annual meeting, unless you specify otherwise, the common shares represented by your proxy will be voted to re-elect Messrs. Adams, Delaney, Friedman, McDonough, Milstein, Mosier and Schwarz. Each director elected will serve until the next annual meeting and until his successor is elected and qualified.

      If for any reason any of the nominees is not a candidate at the time of the election (which is not expected), the common shares represented by your proxy will be voted for the election of a substitute nominee designated by the Board of Directors as recommended by the Nominating and Corporate Governance Committee.

      The following table contains information with respect to each nominee:

Nominees for Election at the Annual Meeting

			Director
Name	Age	Principal Occupation	Since

Albert T. Adams	53	Partner, Baker & Hostetler LLP	1996
James M. Delaney	69	Consultant	1999
Jeffrey I. Friedman	52	Chairman of the Board, President and Chief Executive Officer of the Company	1993
Gerald C. McDonough	75	Retired	1993
Mark L. Milstein	41	Project Manager for J. Holden Construction	1993
Frank E. Mosier	73	Retired	1993
Richard T. Schwarz	52	Partner, Sycamore Partners LLC	1994

BUSINESS EXPERIENCE OF DIRECTORS

      Albert T. Adams has been a partner of the law firm of Baker & Hostetler LLP in Cleveland, Ohio, since 1984, and has been associated with the firm since 1977. Mr. Adams is a director of the following real estate investment trusts: Boykin Lodging Company and Developers Diversified Realty Corporation.

      James M. Delaney has served as a consultant to Deloitte & Touche LLP, a certified public accounting firm, and AON Risk Services, a risk management firm, since 1997. Mr. Delaney served as office managing partner of Deloitte & Touche, Cleveland, Ohio, from 1989 until his retirement in June 1997, having joined its predecessor firm in 1958.

      Jeffrey I. Friedman has been Chairman of the Board and Chief Executive Officer of the Company since its organization in July 1993, and served as the Company’s President from the Company’s organization to February 2000 and again since December 12, 2002. Mr. Friedman joined the Company’s predecessor, Associated Estates Corporation, an owner and manager of multifamily residential apartment facilities, in 1974. Mr. Friedman is the brother-in-law of Mark L. Milstein.

      Gerald C. McDonough served as Chairman and Chief Executive Officer of Leaseway Transportation Corp., a highway transportation company, from 1982 until his retirement in July 1988. Mr. McDonough serves as the Chairman of the Board of Directors of York International Corporation, a designer and manufacturer of heating, ventilating, air conditioning and refrigeration products.

      Mark L. Milstein has been a project manager for J. Holden Construction, a construction company, since 1999. Mr. Milstein was President of Adam Construction Company, a general contractor, from 1993 to 1999 and from 1988 to 1993 was a Senior Project Manager for Adam Construction Company. Mr. Milstein is the brother-in-law of Jeffrey I. Friedman.

      Frank E. Mosier served as Vice Chairman of the Advisory Board of BP America Inc., a producer and refiner of petroleum products, from 1991 to 1993. Mr. Mosier was Vice Chairman of BP America Inc. from 1988 until his retirement in 1991 and President and Chief Operating Officer of BP America Inc. from 1986 to 1988.

      Richard T. Schwarz has been a partner in Sycamore Partners LLC, a private investment firm focused on investments in specialty chemical companies, since 1997. Mr. Schwarz was President and Chairman of Carbinol Industries, an investment company, from September 1997 to January 1998 and was President of Laurel Industries, Inc., a privately held chemical manufacturer and a subsidiary of Occidental Petroleum Corporation, from September 1996 to September 1997.

How Often Did the Board Meet During 2003?

      The Board of Directors held 10 meetings in 2003. In 2003, each member of the Board of Directors attended at least 75 percent of the meetings of the Board of Directors and the committees of which he was a member. The Company has established a formal policy requiring director attendance at all Board meetings, absent unusual circumstances. The Company expects its directors to attend the annual meeting of shareholders (which is usually held the same day as a meeting of the Board of Directors), and all of the Company’s directors attended the 2003 annual meeting of shareholders.

How Are Directors Compensated?

      Employees of the Company who are also directors are not paid any director fees. Beginning in 2003, compensation for non-employee directors included the following:

•	An annual retainer fee of $30,000, paid on a quarterly basis;

•	The respective Chairs of the Audit, Executive Compensation, and the Nominating and Corporate Governance Committees are paid an annual retainer fee of $5,000, paid on a quarterly basis either in cash or through the issuance of the Company’s common shares(1); and

•	Reimbursement of expenses related to attending Board and committee meetings.

      Directors are also eligible for restricted share grants and option grants, which may be awarded from time to time by the Board of Directors. Each of the directors (except for Mr. Friedman) received restricted share grants of 4,000 shares on August 28, 2003.

(1)	The number of shares comprising each quarterly payment that was payable through the issuance of the Company’s common shares is calculated as of the close of the market on the business day of or immediately prior to the date of the quarterly board meeting.

      Non-employee directors may defer all or a portion of their fees (and restricted share grants) under the Company’s Directors’ Deferred Compensation Plan. The plan is unfunded and participants’ contributions are converted to units, which fluctuate in value according to the market value of the Company’s common shares. As of December 31, 2003, Mr. Adams held 28,232.5 units, Mr. Schwarz held 19,847.4 units and Mr. Delaney held 12,362.3 units under the plan valued at $206,379.58, $145,084.49 and $90,368.41, respectively.

      In 2002, the Company adopted share ownership guidelines for members of the Board. The guidelines provide that each director own Company common shares or common share equivalents having a value at least equal to approximately one times such director’s annual retainer (including committee retainers) and that once achieved such guidelines shall be deemed to have been satisfied without regard to any fluctuation in value in the Company’s common shares. All directors of the Board have met this ownership guideline.

CORPORATE GOVERNANCE

      The Board of Directors adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities and to serve the best interests of the Company and its shareholders. A copy of the Company’s Corporate Governance Guidelines is posted on the Company’s website, www.aecrealty.com, under “About Us.”

Codes of Ethics

      Code of Ethics for Senior Financial Officers. The Company has a Code of Ethics for Senior Financial Officers that applies to the principal executive officer, principal financial officer and principal accounting officer or controller (collectively, “Senior Financial Officers”) of the Company. The code requires Senior Financial Officers to act with honesty and integrity; to endeavor to provide information that is full, fair, accurate, timely and understandable in all reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (“SEC”) and other public filings or communications made by the Company; to endeavor to comply faithfully with all laws, rules and regulations of federal, state and local governments and all applicable private or public regulatory agencies; to proactively promote ethical behavior among peers and subordinates in the workplace; and to promptly report to the Audit Committee any violation or suspected violation of this code. The code is posted on the Company’s website, www.aecrealty.com, under “About Us.” Any waiver of any provision of the code granted to a Senior Financial Officer may only be made by the Audit Committee or the Board of Directors, and will be promptly disclosed in a filing on Form 8-K with the SEC or, subject to satisfaction of any conditions established by the SEC, posted on the Company’s website.

      Code of Business Conduct and Ethics. The Company has a Code of Ethics that applies to all employees, officers and directors of the Company. The Code of Ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, privacy and confidentiality, protection and proper use of Company assets, accuracy of business records, corporate opportunities, fair competition and fair dealing, business gifts and entertainment, political activity, fair housing, anti-discrimination and non-harassment policies and the reporting of illegal or unethical behavior. The Code of Ethics is posted on the Company’s website, www.aecrealty.com, under “About Us”. Any waiver of any provision of the code granted to an executive officer or director may only be made by the Board of Directors or a Committee of the Board authorized to do so and will be promptly disclosed on the Company’s website, www.aecrealty.com, under “About Us”.

Independent Directors

      The Board has determined that all of the directors, except for Messrs. Friedman and Milstein, are “independent directors” within the meaning of the New York Stock Exchange (“NYSE”) listing standards. Albert T. Adams is a partner in the law firm of Baker & Hostetler LLP, which has provided (and is expected to continue providing) legal services to the Company; however, the Board affirmatively determined that Mr. Adams is an “independent director” within the meaning of the NYSE listing standards and that his relationship with Baker & Hostetler LLP does not interfere with his exercise of independent judgment as a director. James M. Delaney is a consultant to Aon Risk Management Services, which is a vendor of the Company, and a consultant to Deloitte & Touche LLP, which is an accounting firm that provides accounting services to two joint ventures in which the Company has ownership interests; however, the Board affirmatively determined that Mr. Delaney is an “independent director” within the meaning of the NYSE listing standards and that his relationships with Aon Risk Management Services and Deloitte & Touche LLP do not interfere with his exercise of independent judgment as a director.

Executive Session

      Beginning with the December 12, 2002 Board meeting, the non-management directors of the Board have met in executive session without management following most Board meetings. In 2004, the non-management directors appointed Richard T. Schwarz as the director to preside over these executive sessions in the future. In 2003, these meetings were chaired by certain non-management members of the Board (Messrs. Adams, Delaney, Mosier, McDonough and Schwarz) on a rotating basis.

What Committees Has the Board Established?

      The Board of Directors has a Nominating and Corporate Governance Committee, an Audit Committee, an Executive Committee and an Executive Compensation Committee. All of the members of the Board’s Audit, Executive Compensation and Nominating and Corporate Governance Committees are independent directors under the NYSE listing standards.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee, comprised of Messrs. Adams (Chairman), McDonough and Schwarz, held two meetings during 2003. This committee was formed: to assist the Board of Directors in identifying individuals qualified to become Board members; to recommend Board committee structure, membership and operations; to develop and recommend to the Board a set of effective corporate governance policies and procedures; and to lead the Board in its annual review of the Board’s performance.

      The committee will consider suggestions forwarded by shareholders to the Secretary of the Company concerning qualified candidates for election as directors. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, a shareholder may submit the candidate’s name and qualifications to the Company’s Secretary, Martin A. Fishman, at the following address: 5025 Swetland Court, Richmond Heights, Ohio 44143. The Nominating and Corporate Governance Committee has not established specific minimum qualifications a candidate must have in order to be recommended to the Board of Directors. However, in determining qualifications for new directors, it will consider potential members’ qualification as independent under the NYSE listing standards, as well as age, skill and experience in the context of the needs of the Board of Directors. The committee will recommend a slate of nominees to the Board of Directors to be voted on at the annual meeting of the Company’s shareholders. Although the Nominating and Corporate Governance Committee may retain a Board search consultant to supplement the pool of Board candidates, it has not engaged a consultant at this time.

      A current copy of the committee’s charter is available to shareholders on the Company’s website, www.aecrealty.com, under “About Us.”

AUDIT COMMITTEE

      Composition of the Audit Committee. The Audit Committee is comprised of Messrs. Delaney (Chairman), McDonough, Mosier and Schwarz, all of whom are independent as required by Section 10A of the Securities Exchange Act of 1934. Mr. Delaney, a consultant to and retired partner of Deloitte & Touche LLP, chairs the Committee. The Board has determined that Messrs. Delaney and McDonough are “financial experts” within the meaning of Item 401 of Regulation S-K under the federal securities laws. The Audit Committee held two meetings during 2003.

      The Board of Directors has a written Audit Committee Charter, which is attached hereto as Appendix A. The Audit Committee is responsible for assisting the Board in overseeing the following primary areas: (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent accountant’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent accountants.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee reviews the Company’s financial reporting practices on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

      The Audit Committee has:

•	Reviewed and discussed with the Company’s management and the Company’s independent accountants the audited financial statements of the Company contained in the Annual Report on Form 10-K for the year ended December 31, 2003;

•	Discussed with the Company’s independent accountants the matters required to be discussed pursuant to Statement of Accounting Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements; and

•	Received and reviewed the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent accountants the independent accountants’ independence.

      Based on the reviews and discussions described in the preceding bulleted paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2003, be included in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission.

Audit Committee

James M. Delaney, Chairman	Frank E. Mosier
Gerald C. McDonough	Richard T. Schwarz

Executive Committee

      The Executive Committee, which consists of Messrs. Adams, Friedman (Chairman) and Milstein, possesses the power of the Board in the management of the business and affairs of the Company (other than filling vacancies on the Board or any Board committees) during intervals between meetings of the Board. The Executive Committee held two meetings during 2003.

EXECUTIVE COMPENSATION COMMITTEE

      The members of the Executive Compensation Committee of the Company’s Board of Directors (the “Committee”) are Albert T. Adams, James M. Delaney, Gerald C. McDonough, Frank E. Mosier (Chairman) and Richard T. Schwarz. The Executive Compensation Committee held two meetings during 2003.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

      The Committee’s responsibilities include the following:

i.	Reviewing and approving the goals and objectives relevant to the compensation of the Chief Executive Officer and the Company’s other executive officers.

ii.	Reviewing, at least annually, the Company’s executive and employee compensation plans in light of the Company’s goals and objectives with respect to such plans.

iii.	Evaluating, on an annual basis, the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans, and setting his compensation level based upon this evaluation.

iv.	Reviewing and approving salary, incentive payments and long-term compensation to the executive officers.

v.	Reviewing and approving grants and awards to the executive officers and other participants under the Company’s equity-based compensation plans.

vi.	Reviewing and approving any employment agreements and severance agreements to be made with any existing or prospective executive officer of the Company.

vii.	Reviewing other human resources programs for broad-based employees as deemed appropriate by the Chief Executive Officer or requested by the Board.

      In fulfilling its responsibilities, the Committee has the authority to engage independent advisors and also works closely with the Company’s Vice President of Human Resources.

What Is the Company’s Philosophy of Executive Officer Compensation?

      Executive compensation decisions are guided by the Company’s commitments to:

•	Create shareholder value and achieve performance objectives;

•	Attract and retain top organizational contributors and link their pay to their ability to influence financial and organizational objectives; and

•	Focus attention on the Company’s current priorities and long-term goals.

What Are the Key Components of Executive Officer Compensation?

      The key components of the Company’s executive compensation program are base salary, annual incentives, longer-term, share-based incentives and retirement and welfare benefits. Each of these components operates within an integrated total compensation program to ensure that executives are compensated equitably. The total compensation mix attributable to the weighting of each of these components will reflect the competitive market and may be adjusted from time to time to best support the Company’s business objectives.

      The integrated total compensation package is intended to compensate the Company’s executive officers between the median and the 75th percentile of the competitive peer group labor market and provide the opportunity for executives to earn incentive-based compensation driven by the accomplishment of performance expectations. The members of the competitive peer group, Associated Estates Peer Index, are listed on page 12. The Committee believes the executive compensation program, in total, reflects the competitive market practices of the peer group.

      • Base Salary. Base salary serves as the cornerstone for the executive compensation program and recognizes the relative value that an individual’s contribution brings to the Company. Executives’ base salaries are reviewed annually and adjusted, as appropriate, to reflect changes in the competitive peer group labor market as well as individual performance, range of responsibilities relative to the Company’s business plan, demonstrated competencies, value, contribution to the organization, experience and professional growth and development. Base salary adjustments are also influenced by overall Company performance. Based upon projected Company performance (and consistent with the budgets established) for 2003, no base salary increases for 2003 were approved for the executive officers; however, a market adjustment was made to Mr. Fatica’s salary.

      • Annual Incentives. Annual incentives emphasize pay for performance and serve as a key means of driving current objectives and priorities. Executives are rewarded for increases in the Company’s short-term financial performance and achievement of established corporate objectives. In 2003, annual incentive opportunities for all officers (including executive officers) were 100 percent linked to performance relative to a company-wide property net operating income (NOI) benchmark. NOI is determined by deducting property operating and maintenance expenses from total property revenues. Target annual incentive opportunities are set at the beginning of each plan year for eligible participants and, for 2003, ranged from 40 percent to 80 percent of base salary for the executive officers. Award payouts are delivered in a combination of cash and restricted shares that vest over a three-year period. In 2003, the Company did not reach its NOI goal, and no annual incentive compensation was paid to the executive officers under this program.

      • Long-Term Incentives. Long-term incentive compensation is delivered through the Equity-Based Incentive Compensation Plan and the Year 2001 Equity Incentive Plan. All executive officers are eligible to participate in both of these plans. There were no long-term incentive grants made to executive officers under the Equity-Based Incentive Compensation Plan or the Year 2001 Equity Incentive Plan in 2003. The 1993 Share Incentive Plan expired September 30, 2003, and no additional grants will be made from this Plan.

      The Equity-Based Incentive Compensation Plan provides executive officers and other key employees of the Company the opportunity to earn equity-based incentives including common shares. As part of the total compensation program, the Committee believes that equity-based awards serve as an important means of attracting and retaining executives who are in a position to most directly influence the long-term success of the Company. The Committee also believes that equity-based awards align executives’ interests with those of shareholders by reinforcing the risk of ownership and the importance of providing competitive long-term, total returns to shareholders. Awards made under the plans may be in the form of share options, restricted shares or other equity-based awards. Share options are granted at no less than 100 percent of the current fair market value of the Company’s shares on the date of the grant and will only be of value to the extent the Company’s share price increases over time. Generally, share options and restricted share awards will vest in installments over no less than a three-year period. In determining whether and in what amounts to make grants under the plans, the Committee considers, among other factors, competitive long-term incentive award levels and the scope of responsibility, the anticipated performance and the contribution to the Company of the proposed award recipient.

      The Company’s Year 2001 Equity Incentive Plan (the “EIP”) is administered by the Committee and is substantially similar in its operation to the Equity-Based Incentive Compensation Plan. The EIP allows for participation by directors as well as employees, but does not allow for the grant of incentive stock options. Shares issued under the EIP consist solely of treasury shares. The EIP authorizes the issuance of up to two million treasury shares.

      • Executive Deferred Compensation Plan. Subject to the terms of the Executive’s Deferred Compensation Plan, the Company provides executive officers the option of deferring compensation payable to them by the Company for their services. Deferred amounts are converted to Company common share equivalents based on the fair market value of the shares on the date compensation would have normally been paid. Distributions under the plan are paid in common shares, which are subject to the terms of the Company’s Equity-Based

Incentive Compensation Plan. At December 31, 2003, there were no executives deferring compensation under this plan.

      • Supplemental Executive Retirement Plan. The Company’s Supplemental Executive Retirement Plan (the “SERP”) was adopted by the Board of Directors on January 1, 1997, and is administered by the Committee. This non-qualified, unfunded, defined contribution plan extends to executive officers of the Company and other officers as recommended by the Chief Executive Officer and approved by the Committee. The SERP provides for the Company to make a contribution to the account of each of the participating officers at the end of each plan year. The contribution, which is a percentage of eligible earnings (including base salary and payments under the annual incentive plan), is set by the Committee at the beginning of each plan year. The contribution is treated by the Company as an unfunded liability until the benefits are paid. The account balances earn interest each year at a rate that is set by the Committee at the beginning of each plan year. All contributions to the SERP were suspended for the 2003 plan year. Contributions were reinstated for the 2004 plan year at a contribution rate of 6 percent and an earnings rate of 9.4 percent. Each participant’s SERP account is scheduled to vest when the participant turns 55. Within 30 days of a Change in Control (as defined in the plan), the Company must make a cash contribution to an irrevocable “rabbi trust” in an amount necessary to fully fund the SERP accounts.

How Is the Company’s Chief Executive Officer’s Compensation Determined?

      The base compensation for Jeffrey I. Friedman was established and is administered pursuant to an employment agreement entered into between Mr. Friedman and the Company as of January 1, 1996. The three-year term of the employment agreement is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate by giving one year’s prior written notice. In 2003, Mr. Friedman earned a base salary of $376,400. No base salary increases were approved for the executive officers (including Mr. Friedman) for 2003, based upon projected Company performance (and consistent with the budgets established) for 2003.

      Mr. Friedman’s employment agreement provides for an annual performance bonus based upon the Company reaching certain financial objectives. For 2003, 100 percent of Mr. Friedman’s performance bonus was based upon annual performance benchmarks tied to NOI, consistent with the annual incentive plan in which the other executive officers participate. Mr. Friedman did not earn a bonus payment under the performance benchmarks tied to NOI for 2003.

Executive Compensation Committee

Frank E. Mosier, Chairman	Gerald C. McDonough
Albert T. Adams	Richard T. Schwarz
James M. Delaney

Summary Compensation Table

      The following table summarizes the compensation earned by or paid to the Company’s Chief Executive Officer and each of the Company’s other named executive officers who served during fiscal year 2003.

					Long-Term
					Compensation
	Annual Compensation				Awards

				Other
				Annual	Restricted	Stock	All Other
	Fiscal			Compensation	Stock Awards	Options	Compensation
Name and Principal Positions	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	(#)(3)	($)(4)

Jeffrey I. Friedman	2003	376,400	–0–	–0–	–0–	–0–	–0–
Chairman, President and	2002	376,400	–0–	–0–	127,977	–0–	73,578
Chief Executive Officer	2001	376,400	128,000	–0–	–0–	300,000	86,886
Martin A. Fishman	2003	210,000	–0–	–0–	–0–	–0–	–0–
Vice President, Secretary and	2002	210,000	33,600	–0–	34,865	–0–	36,179
General Counsel	2001	210,000	35,000	–0–	–0–	200,000	49,318
Lou Fatica	2003	165,673	–0–	–0–	–0–	–0–	2,485
Treasurer, Vice President and	2002	150,000	24,000	–0–	20,248	–0–	14,172
Chief Financial Officer(5)	2001	133,332	15,000	–0–	–0–	100,000	17,783

(1)	The perquisites provided to each of the executive officers, if any, do not exceed the disclosure threshold under SEC rules and are not included in this total.

(2)	On February 27, 2002, grants of 12,862, 3,504 and 2,035 restricted common shares were awarded, respectively, to Messrs. Friedman, Fishman and Fatica. The closing market price of the Company’s common shares on the date of the February grant was $9.95 and these shares vest in one-third annual increments beginning February 27, 2003. Dividends are payable on all of the restricted shares.

The number of unvested restricted shares held by Messrs. Friedman, Fishman and Fatica as of December 31, 2003, was 22,887, 9,007 and 2,358, respectively, and the aggregate value of these restricted shares as of December 31, 2003, was $167,304, $65,841 and $17,237, respectively.

(3)	On February 28, 2001, all executive officers received a front-loaded, non-qualified option grant at an exercise price of $8.69. These grants vest five years from the grant date through continued service; however, vesting may be fully accelerated at the end of three or four years under a predetermined formula tied to certain strategic business objectives.

(4)	For 2003, the entry for Mr. Fatica includes the Company matching contribution under its 401(k) plan of $2,485. For 2002, the entries for Messrs Friedman, Fishman and Fatica include SERP contributions in the amounts of $36,402, $16,526 and $9,900, respectively, plus interest accrued on the account balance year to date in the amounts of $37,176, $19,653 and $800, respectively, and the entry for Mr. Fatica also includes the Company matching contribution under its 401(k) plan of $3,472. For 2001, the entries for Messrs Friedman and Fishman reflect the last of five installments of the initial contribution to Messrs. Friedman and Fishman under the SERP in the amounts of $28,201 and $17,973, respectively. For 2001, the contributions to the SERP for Mr. Friedman and Mr. Fishman were $27,378 and $14,828, respectively, plus interest accrued on the account balance year to date in the amounts of $31,307 and $16,517, respectively. For 2001, the entry for Mr. Fatica includes a contribution under the SERP of $8,000, the Company matching contribution under its 401(k) plan of $4,127 and payment for earned (but unused) vacation time in the amount of $2,656 prior to Mr. Fatica becoming an executive officer.

(5)	Mr. Fatica became an employee of the Company in May of 1999, and was elected Treasurer, Vice President and Chief Financial Officer of the Company, effective March 15, 2001.

Option Grants in 2003

      There were no option grants to executive officers named in the Summary Compensation Table in 2003.

Aggregated Option Exercises in 2003 and 2003 Year-End Option Values

      The following table summarizes the stock options exercised during 2003 by the executive officers named in the Summary Compensation Table and the number and value of options held on December 31, 2003.

Value of
			Number of	Unexercised
			Unexercised	In-the-Money
	Shares		Options at 2003	Options at 2003
	Acquired on	Value	Year-End (#)	Year-End ($)
	Exercise	Realized	Exercisable/	Exercisable/
	(#)	($)	Unexercisable	Unexercisable(1)

Jeffrey I. Friedman	–0–	N/A	353,000/354,000	0/0
Martin A. Fishman	–0–	N/A	124,500/228,000	0/0
Lou Fatica	–0–	N/A	11,000/100,000	490/0

(1)	Based upon a December 31, 2003 closing price of $7.31.

Employment and Severance Agreements

      The Company has an employment agreement with Jeffrey I. Friedman to serve as the Company’s President and Chief Executive Officer. This agreement, dated January 1, 1996, as amended, had an initial term of three years and is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate by giving one year’s prior written notice. Under the agreement, Mr. Friedman must devote his entire business time to the Company and may participate in real estate activities only through the Company, excluding investments held by Mr. Friedman at the time of the Company’s initial public offering. In addition, Mr. Friedman is prohibited from competing with the Company for a period of three years following termination of employment. The agreement provides for an annual base salary, which was $376,400 in 2003, and the use of an automobile, membership in a golf club and a business club, an allowance of up to $10,000 annually for financial planning and tax return preparation service. The agreement provides for an annual performance bonus of up to 100 percent of Mr. Friedman’s annual base salary based on the Company achieving certain benchmarks. The agreement contains a provision that upon a Change in Control (defined identically to the change in control provision in the Supplemental Executive Retirement Plan), Mr. Friedman is entitled to severance pay in a lump sum equal to the greater of the amount of unpaid base salary for the then unexpired term of his employment agreement or one year’s base salary at the then effective annual rate of salary, plus, in either case, pro rata bonus amounts and accrued benefits.

      The Company has a policy of paying severance to each of the executive officers named in the Summary Compensation Table and certain other non-elected officers, other than the CEO, if the Company terminates such officer without cause. Under the severance policy, upon the officer’s termination, he or she will receive as severance compensation an amount equal to one year’s salary, a prorated portion of the officer’s bonus, payment of his health benefits for one year and outplacement services. In consideration for this severance compensation, the Company enters into a standard severance agreement and release with the officer.

Executive Compensation Committee Interlocks and Insider Participation

      The members of the Executive Compensation Committee are Albert T. Adams, James M. Delaney, Gerald C. McDonough, Frank E. Mosier (Chairman) and Richard T. Schwarz. Mr. Adams is a partner of Baker & Hostetler LLP. Baker & Hostetler LLP has been retained by the Company to perform legal services on its behalf, and the Company expects that Baker & Hostetler LLP will continue to provide such services during 2004.

Performance Graph

      A line graph comparing the cumulative total return of a hypothetical investment in the Company’s common shares with the cumulative total return of a hypothetical investment in each of (a) the Standard & Poor’s Composite 500 Index, (b) the NAREIT All Equity REIT Index, and (c) a peer group, shown in the graph as “Associated Estates Peer Index,” of multifamily equity REITs identified by the Company to include those multifamily equity REITs that have equity market capitalization within the range of approximately $400 million to $1.4 billion. The comparison of cumulative total return is based on the respective market prices of each investment on the dates shown below, assuming an initial investment of $100 on December 31, 1998, and the reinvestment of dividends.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Associated Estates Realty Corporation	100.00	74.02	88.87	113.05	93.35	112.43

S&P 500	100.00	121.11	110.34	97.32	75.75	97.51

NAREIT All Equity REIT Index	100.00	95.38	120.53	137.32	142.57	195.51

Associated Estates Peer Index*	100.00	108.61	145.03	167.17	174.06	228.74

*The Associated Estates Peer Index consists of Associated Estates Realty Corp., Amli Residential Properties, BRE Properties, Inc., Camden Property Trust, Essex Property Trust, Gables Residential Trust, Home Properties of New York, Mid-America Apartment, Summit Properties, Inc., Town and Country Trust, and United Dominion Realty Trust.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table contains certain information regarding the beneficial ownership of the Company’s common shares as of February 15, 2004, by: (a) the Company’s Chief Executive Officer and the other executive officers named in the Summary Compensation Table; (b) the Company’s directors; (c) each other person (and such person’s address) who is known by the Company to be the beneficial owner of more than 5 percent of the outstanding common shares (based on information filed with the Securities and Exchange Commission); and (d) the Company’s executive officers and directors as a group. The persons named in the table, except as otherwise described in the notes below, have sole voting power and sole investment power with respect to all common shares set forth opposite their names.

		Number of
		Common Shares
		Subject to Options
	Number of	Currently Exercisable
	Common Shares	or Exercisable	Total Number	Percent of
Name and Address of Beneficial Owner	Beneficially Owned	Within 60 Days	of Shares	Class

Albert T. Adams	2,000	30,000	32,000	*
James M. Delaney	9,394	20,000	29,394	*
Lou Fatica	6,164	11,000	17,164	*
Martin A. Fishman	29,814	124,500	154,314	*
Jeffrey I. Friedman (1)	985,832	353,000	1,338,832	6.75
Gerald C. McDonough	7,500	26,250	33,750	*
Mark L. Milstein (2)	1,034,953	15,000	1,049,953	5.38
Frank E. Mosier	10,094	26,250	36,344	*
Richard T. Schwarz(3)	60,856	31,250	92,106	*
Robert Milstein (4)	1,368,324		1,368,324	7.02
All Executive Officers and Directors as a Group (9 persons)	2,146,607	637,250	2,783,857	13.83

*	Less than 1%.

(1)	Includes 374,865 common shares owned of record by Susan M. Friedman, Mr. Friedman’s wife, 5,309 common shares owned beneficially or of record by Mr. Friedman’s child that lives at home with Mr. and Mrs. Friedman, and 18,485 common shares owned beneficially by a trust of which Mr. Friedman is a trustee. The beneficiaries of the trust are certain charities and members of Mr. Friedman’s family. Mr. Friedman’s address is 5025 Swetland Court, Richmond Heights, Ohio 44143.

(2)	Consists of common shares held in a revocable trust of which Mark L. Milstein is the sole trustee. Mr. M. Milstein’s address is 4350 Renaissance Parkway, Suite D, Warrensville Heights, Ohio 44128.

(3)	Includes 3,856 shares held in a trust for which Mr. Schwarz and his wife are trustees.

(4)	Mr. R. Milstein’s address is 7777 Forest Lane Rd., Suite C618, Dallas, Texas 75230. Mr. R. Milstein is the brother of Mark L. Milstein and the brother-in-law of Jeffrey I. Friedman.

CERTAIN TRANSACTIONS

      Albert T. Adams, a director of the Company, is a partner of Baker & Hostetler LLP. Baker & Hostetler LLP has been retained by the Company to perform legal services on its behalf, and the Company expects that Baker & Hostetler LLP will continue to provide such services during 2004.

      In May 1997, the independent directors of the Company approved a loan in the aggregate amount of $3,342,000 (the full principal amount of which is currently outstanding) from the Company to Jeffrey I. Friedman, the Company’s Chairman, President and Chief Executive Officer. Mr. Friedman used the proceeds of the loan to purchase 150,000 common shares of the Company from Mark Milstein, a director of the Company. The loan is evidenced by two promissory notes entered into on May 23, 1997. The notes bear interest, payable quarterly, at an interest rate equal to the London Inter-Bank Offered Rate (LIBOR) plus 1.75 percent with the principal originally due May 1, 2002. On February 21, 2002, the Board of Directors extended the maturity date of these notes to May 1, 2005. For the year ended December 31, 2003, the average interest rate under the notes was 3.56 percent per annum. The loan is secured, in part, by 150,000 common shares.

      Winchester I, an apartment community managed by a subsidiary of the Company and owned by a limited partnership in which Mr. Friedman has a 1.1% general partnership interest, paid management fees in the amount of $72,000 to the subsidiary in 2003. University Tower, an apartment community managed by the

Company and owned by a limited partnership, in which a corporation owned by Messrs. Friedman and Milstein and other family members have a 1% general partnership interest, paid management fees in the amount of $78,000 to the Company in 2003. Hillwood II, an apartment community managed by the Company and owned by a limited partnership in which Messrs. Friedman and Milstein and other family members own substantially all of the partnership interests, paid management fees to a subsidiary of the Company in the amount of $112,000 in 2003. Garfield Mall, an apartment community managed by a subsidiary of the Company and owned by a general partnership in which Mr. Friedman, as Trustee, has a 75% general partnership interest (and in which Messrs. Friedman, Milstein and other family members are the beneficial owners), paid management fees and leasing commissions in the amount of $78,341 to the subsidiary in 2003.

      In 2003, Merit Painting Services, Inc. (“Merit”), a subsidiary of the Company, was retained by JAS Construction, Inc. (“JAS”) under three subcontracts for the performance of certain rehabilitation work at three properties owned by an unrelated party. JAS is owned by the son of the Company’s Chief Executive Officer. The total amounts of the subcontracts are yet to be determined because the contract prices are based upon per unit charges and the number of units where work to be performed is currently unknown. During 2003, the Company earned $1.1 million in revenue in connection with these subcontracts, of which $196,000 was still owed as of December 31, 2003. Moreover, Merit has entered into four contracts in 2004 with JAS as the general contractor for the performance of similar work at other properties owned by unrelated parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and beneficial owners of more than 10 percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission and New York Stock Exchange initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company, and such persons are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2003 or with respect to such fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and 10 percent beneficial owners were met.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      PricewaterhouseCoopers LLP served as the independent public accountants to the Company for 2003, and the Audit Committee and the Company expect that PricewaterhouseCoopers LLP will continue to serve as the independent public accountants for 2004. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to appropriate questions.

      Audit Fees. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audits of the Company’s annual financial statements for the years ended December 31, 2003 and 2002 and the related reviews of the financial statements included in the Company’s Form 10-Qs filed with the Securities and Exchange Commission during 2003 and 2002 were $327,420 and $318,502, respectively.

      Audit-Related Fees. The aggregate fees billed for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audits or reviews of the Company’s financial statements and are not reported under “Audit Fees” above for the years ended December 31, 2003 and 2002 were $29,340 and $7,000, respectively. Audit-related fees consist of fees billed for the following: the review of a separate entity’s financial statements in 2002 and 2003; mortgage servicing compliance procedures and security count procedures related to the Company’s advisory business in 2003; and Sarbanes-Oxley section 404 planning in 2003.

      Tax Fees. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance and tax consulting services for the years ended December 31, 2003 and 2002 were $74,258 and $111,961, respectively, which consisted of $61,258 and $74,511 in tax compliance services, respectively.

      All Other Fees. The aggregate fees billed for other products and services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002 were $1,512 and $0, respectively, relating primarily to software licensing for accounting and professional standards.

      Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants. The Audit Committee pre-approves, on an individual basis, all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services.

      Auditor Independence. The Audit Committee believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the accountant’s independence. None of the time devoted by PricewaterhouseCoopers LLP on its engagement to audit the Company’s financial statements for the year ended December 31, 2003 was attributable to work performed by persons other than PricewaterhouseCoopers LLP employees.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      If a shareholder desires to have a proposal included in the Company’s proxy statement and form of proxy for the 2005 annual meeting of shareholders, the proposal must conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by the Company prior to the close of business on November 26, 2004. In addition, if a shareholder intends to present a proposal at the Company’s 2005 annual meeting without the inclusion of the proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or before February 9, 2005, proxies solicited by the Board of Directors for the 2005 annual meeting will confer discretionary authority to vote on the proposal if presented at the meeting. Shareholders should submit proposals to the executive offices of the Company, 5025 Swetland Court, Richmond Heights, Ohio 44143, Attention: Secretary. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING

      The Securities and Exchange Commission permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. In accordance with a notice sent during 2002 to certain beneficial shareholders who share a single address, only one copy of this proxy statement and the attached annual report will be sent to that address, unless any shareholder residing at that address gave contrary instructions.

      If any beneficial shareholder residing at such an address desires at this time to receive a separate copy of this proxy statement and the attached annual report, a copy can be obtained by calling toll-free 1-800-440-2372, extension 8752, or by writing to Associated Estates Realty Corporation, Investor Relations at 5025 Swetland Court, Richmond Heights, OH 44143. In addition, if any such shareholder wishes to receive a separate proxy statement and annual report in the future, the shareholder should provide such instructions by calling toll-free 1-800-440-2372, extension 8752 or by writing to Associated Estates Realty Corporation, Investor Relations at 5025 Swetland Court, Richmond Heights, OH 44143.

      Also, shareholders that share an address and that receive multiple copies of annual reports or proxy statements can request that only a single copy of the annual report or proxy statement be sent to that address in the future by providing instructions by calling toll-free 1-800-440-2372, extension 8752 or by writing to Associated Estates Realty Corporation, Investor Relations at 5025 Swetland Court, Richmond Heights, OH 44143.

OTHER MATTERS

      Shareholders may send written communications to the Board of Directors, an individual director, to the presiding director of non-management executive sessions, or to the non-management directors as a group by mailing them to the Board of Directors, individual director, presiding director, or group of non-management directors (as applicable), c/o Secretary, Associated Estates Realty Corporation, 5025 Swetland Court, Richmond Heights, OH 44143. All communications will be forwarded to the Board of Directors, individual director, presiding director or group of non-management directors, as applicable, although the Secretary will not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

      Management does not know of any other matters that will be presented for action at the meeting other than the items referred to in this proxy statement. If any other matters properly come before the meeting, the persons named in the proxy will vote on those matters in accordance with their judgment. For each other item that properly comes before the meeting, the vote required will be determined by applicable law, NYSE requirements and the Company’s governing documents.

APPENDIX A

ASSOCIATED ESTATES REALTY CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ADOPTED FEBRUARY 25, 2004

1.	Purposes of the Committee

      The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Associated Estates Realty Corporation (the “Company”) are (i) to assist the Board in overseeing (a) the integrity of the financial statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the Company’s independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors; (ii) to prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement, (iii) to perform an annual performance review of the Committee, and (iv) to perform the duties and responsibilities of audit committees set forth in Rule 10A-3(b)(2)-(5) of the Securities Exchange Act of 1934.

2.	Composition of the Committee

      The Committee shall consist of no fewer than three directors, each of whom shall be independent, as the term “independent” is defined for purposes of applicable Federal securities laws, the rules of the SEC and the listing standards of the New York Stock Exchange (the “NYSE”) or other applicable listing standards. Each Committee member must meet the financial literacy and experience standards applicable to him or her under applicable law, SEC rules and NYSE or other listing standards. No Committee member may serve on the audit committee of more than three other publicly-traded companies.

      The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board has the sole authority to remove Committee members and to fill vacancies on the Committee.

3.	Meetings and Procedures of the Committee

      The Committee will meet at least quarterly with the authority to convene additional meetings as it deems appropriate. The Board shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee will preside at each meeting and will set the agenda of items to be addressed at each meeting. In setting the agenda, the Chairperson may consult with other members of the Committee and is encouraged to consult with the Company’s Chief Financial Officer. The Chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Chairperson of the Committee or a majority of the members of the Committee may call special meetings of the Committee. The Committee may form subcommittees of not fewer than two members for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate.

      The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such information as the Committee requests.

      The Committee may meet in executive session outside the presence of the Company’s executive officers.

4.	Committee Authority and Responsibilities

      The Committee has the following authority and responsibilities:

(a) Approval of Services. The Committee has the sole authority to engage and, when appropriate, replace, the Company’s independent auditor. The Committee is directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for the Company.

The Committee must preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.

(b) Review and Discussion Items. The Committee shall review and discuss:

(i) with the internal auditor and the independent auditor, respectively, in advance of their respective audits, the overall scope and plans for their audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits; in this connection, the Committee shall discuss with management, the internal auditor and the independent auditor, among other things, the Company’s significant exposures (whether financial, operating or otherwise), and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

(ii) with management and the independent auditor, the financial information to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and the adequacy and effectiveness of internal controls; in this connection, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, and shall determine whether to recommend to the Board that the audited financial statements be included in the Company’s Form 10-K;

(iii) with management and the independent auditor, the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other matters required at the time of that discussion to be communicated to the Committee by the independent auditor under generally accepted auditing standards, applicable law or listing standards; in this connection, the Committee shall discuss the results of the independent auditor’s review of the Company’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 71;

(iv) with the Chief Executive Officer and the Chief Financial Officer periodically (and at least quarterly), management’s conclusions about the efficacy of the Company’s disclosure controls and procedures, including any significant deficiencies in the design or operation of such controls and procedures or material weaknesses therein, and with management and the independent auditor annually, management’s annual internal control report, including the auditor’s attestation thereof, if any;

(v) with management, at least annually and at such other times as the Committee considers appropriate, the information and presentation generally of the Company’s earnings press releases, including the use of any “pro forma” or “adjusted” non-GAAP information, and the nature of financial information and earnings guidance provided to analysts and rating agencies;

(vi) with the independent auditor, at least annually, any problems or difficulties the auditor has encountered in connection with the annual audit or otherwise, including any restrictions on the scope of its activities or access to required information, any disagreements with management regarding U.S. generally accepted accounting principles (“GAAP”) or other matters, material adjustments to the financial statements recommended by the independent auditor, and adjustments that were proposed but “passed,” regardless of materiality; in this connection, the Committee shall review with the independent auditor any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the audit, any management letter issued or proposed to be issued by the auditor, the Company’s response to that letter and the responsibilities and budget of the Company’s financial auditing staff and the quality and depth of the financial auditing staff;

(vii) with management, the internal auditor and independent auditor, at least annually and at such other times as the Committee considers appropriate, (a) significant issues regarding accounting principles and financial statement presentations, including any significant change in the Company’s selection or application of accounting principles, and significant issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (c) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor, and (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements and other public disclosures;

(viii) with the independent auditor, at least annually, the auditor’s periodic reports regarding its independence;

(ix) with the independent auditor, at least annually, the auditor’s performance, including the Committee’s evaluation of the auditor’s lead partner; in conducting this review, the Committee shall consult with management and the head of internal audit and obtain and review a report by the independent auditor describing its internal quality-control procedures, material issues raised in its most recent internal quality-control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting any independent audit carried out by the independent auditor, and the response of the independent auditor;

(x) with the General Counsel and, if appropriate, the Company’s outside counsel, at least annually and at such other times as the Committee considers appropriate, material legal affairs of the Company and the Company’s compliance with applicable law and listing standards; in this connection, the Committee shall discuss with management (and appropriate counsel) and the independent auditor any material correspondence with, or other material action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s code of ethics or other standards of conduct;

(xi) with management, annually, a summary of the Company’s transactions with directors and officers of the Company, including reimbursement of expenses, and with firms that employ directors, and any other material related party transactions; and

(xii) with the full board, annually, an evaluation of this Charter and of the Committee’s performance under this Charter.

(c) Reports. The Committee shall report regularly to the full board with respect to actions taken and matters discussed by the Committee, including any items that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function. The Committee shall report annually to the full Board with respect to the Committee’s evaluation of this Charter and the Committee’s performance thereunder. The Committee shall be responsible for the preparation of the reports required to be included in the Company’s annual proxy statement with respect to financial and accounting matters and Committee actions, and such other reports with respect to those matters as are required by applicable law, applicable rules of the SEC or applicable NYSE or other listing standards.

(d) Hiring and Complaint Processing Policies and Procedures. The Committee shall establish (a) policies for the Company’s hiring of employees or former employees of the independent auditors who have participated in the audit of the Company, and (b) procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

(e) Other Authority and Responsibilities; Limitation. The Committee will have such additional authority and responsibilities as may be granted to or imposed on audit committees from time to time by applicable law, SEC rules and NYSE or other listing standards, and shall discharge all of its authority and responsibilities in accordance with all applicable law, SEC rules and NYSE or other listing standards. The Committee may conduct or authorize the conduct of such investigations within the scope of its authority and responsibilities as it considers appropriate, and may retain, at the Company’s expense, such legal, accounting or other advisers as the Committee considers necessary or advisable for the full and faithful execution thereof.

In discharging its responsibilities, the Committee is not responsible for the planning or conduct of audits or for any determination that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable rules and regulations. These matters are the responsibility of management and the independent auditor.

(f) Access to Records. The Committee is entitled to full access to all books, records, facilities and personnel of the Company for the purpose of executing its authority and responsibilities.

DETACH HERE

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ASSOCIATED ESTATES REALTY CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints Jeffrey I. Friedman and Martin A. Fishman, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote, as indicated herein, all the Common Shares of Associated Estates Realty Corporation held of record by the undersigned on March 19, 2004, at the Annual Meeting of Shareholders to be held on May 5, 2004, or any adjournment thereof, with all the powers the undersigned would possess if then and there personally present.

1. ☐ FOR or ☐ WITHHOLD AUTHORITY to vote (except as marked to the contrary below) for the election of each of the nominees for director listed below:

Albert T. Adams, James M. Delaney, Jeffrey I. Friedman, Gerald C. McDonough,

Mark L. Milstein, Frank E. Mosier and Richard T. Schwarz

(INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

2. In their discretion, to vote upon such other business as may properly come before the meeting.

(Continued on reverse side)

DETACH HERE

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(Continued from other side)

        This proxy when properly executed will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted to elect the nominees described in item 1 above.

     Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement dated March 26, 2004, is hereby acknowledged.

Dated , 2004
Signature

Signature (if held jointly)

Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.